EXHIBIT 99

NEWS RELEASE	For more information:
For Immediate Release	Mary Ryan
630-734-2383

Aftermarket Technology Corp. Reports Second Quarter Results

•                  Sales to Honda increase 165% quarter over quarter

•                  $8 million of newly awarded business in Logistics segment

•                  Second quarter adjusted EPS of $0.30 ($0.24 on a GAAP basis)

•                  Issues third quarter EPS guidance and revised full year guidance

WESTMONT, Illinois, Wednesday, July 28, 2004 —Aftermarket Technology Corp. (NASDAQ:ATAC), today reported financial results for the second quarter of 2004 and guidance for the balance of the year.

Second Quarter Results

For the quarter ended June 30, 2004 revenues increased by $3.0 million to $103.1 million from $100.1 million for the quarter ended June 30, 2003.  Adjusted income from continuing operations decreased $0.7 million to $6.4 million for the second quarter 2004 from $7.1 million for the second quarter 2003.  Adjusted income from continuing operations increased to $0.30 per diluted share for the second quarter 2004 from $0.29 for the second quarter of last year.

On a Generally Accepted Accounting Principles (GAAP) basis, second quarter 2004 income from continuing operations decreased to $5.0 million ($0.24 per diluted share) from $6.5 million ($0.27 per diluted share) for the second quarter 2003.

Management Comments

In commenting on the Company’s results, Don Johnson, President and CEO said, “I am pleased that our second quarter results are on the high end of our previous guidance.  Continuing our recovery from the events of 2003, we have experienced good improvement in our Drivetrain and Logistics segments but disappointing results in our Independent Aftermarket business.”

“On the Drivetrain side of the business, we achieved $73.6 million in sales for the quarter primarily on the strength of Honda volumes, which increased 165% compared to the same period last year.  While business with Ford and Chrysler met expectations, we experienced softness in our GM business due to investments in our plant to improve material flow and processes to achieve improved quality levels.  Our drive for excellent quality across all customers is a key element of our strategy to continue our market leadership in providing remanufactured drivetrain products to the automotive industry.  By focusing on quality, we believe our efforts and results to date position us well for future business opportunities with our customers.”

“The Logistics segment again delivered strong performance, exceeding expectations with sales of $24.6 million during the quarter due to continued strength in our business with AT&T Wireless from increased volumes associated with their growth and from new business related to previously awarded contracts for additional services with AT&T Wireless and other customers.  I am also pleased to announce two additional business wins achieved this quarter that are expected to eventually generate $8 million in annual revenue once fully implemented — boxing of handsets and related materials for one of our existing customers and accessories packaging and distribution services for an Asian handset manufacturer that is a new customer and an up and coming OEM wireless products provider.  These wins further validate our business model and the value we provide to our customers.  Year to date, our Logistics Segment has signed new business that is expected to generate $19 million in annualized revenue when fully implemented, with about one third of this revenue to be realized in 2004 through accelerated launches with our customers.  We expect additional new business growth with both current and new customers in this segment throughout the balance of the year.”

“Excellent results in the Drivetrain and Logistics segments were partially offset by continued operating losses in our smallest business, the Independent Aftermarket.  Although we continue to make inroads in aftermarket transmission sales to the individual retail outlets of our key customers and with our larger warehouse distributor customers, the process is slower than expected.  We have begun to implement strategic changes to our current business model designed to positively impact results, including the reshaping of our supply chain.  As we finalize our planned changes for the Independent Aftermarket business model, geared toward resolution of the performance issues, we will provide you more details.”

“We expect third quarter adjusted EPS to be approximately $0.37-$0.41 ($0.32-$0.37 on a GAAP basis).  We expect third quarter adjusted income from operations to be in the range of $13.9-$15.2 million, which represents a 65%-81% increase from the $8.4 million of adjusted income reported in the third quarter of 2003.  We expect increasing volumes with Honda, seasonal strength in the Ford business, cost reduction realization and continued strength in the Logistics segment, partially offset by weaker Chrysler volume due to anticipated inventory adjustments and continued, although improved, operating losses in the Independent Aftermarket.”

“Although we see continued strength through the fourth quarter from sustained Honda volumes, full year cost reduction realization still expected to meet or exceed our $26 million target and growth expected from the rollout of newly awarded contracts in each of our businesses, the continued losses in the Independent Aftermarket business which are now expected to total approximately $5 million for the year and additional costs to achieve our quality targets, bring our adjusted EPS guidance to $1.30-$1.35 ($1.16-$1.22 on a GAAP basis) for the full year versus our prior guidance of $1.40-$1.50 adjusted EPS ($1.25-$1.35  on a GAAP basis).

“Although I am disappointed about the revised guidance for the year, I remain excited about what we have achieved in the first half and how our team’s work has positioned the company for continued improvement in operating profits for the remainder of the year.  We also expect the growth initiatives that we have launched with both existing and potential customers during the first two quarters to drive additional improvement across our businesses in the future.” Mr. Johnson concluded.

ATC will host a conference call on Thursday, July 29, 2004 at 9:00 A.M. CENTRAL time to discuss all items referenced in this press release.  The dial-in number is 800-657-1263.  Ask for the Aftermarket Technology Corp. conference call.  A replay of the call will be available for one week following the call.  The dial-in number for the replay is 877-519-4471.  The access code is 4996082.

Adjusted income from continuing operations and adjusted income from continuing operations per share are “non-GAAP financial measures”.  Please see the following pages for an explanation of non-GAAP financial measures and a reconciliation to the most comparable GAAP financial measures.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Westmont, Illinois.  The Company’s operations include drivetrain remanufacturing for the automobile manufacturers and the independent aftermarket, third party logistics, electronics remanufacturing and reverse logistics services.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)

Net sales:
Products	$78,501	$78,337	$149,904	$150,762
Services	24,597	21,748	44,168	44,385
Total net sales	103,098	100,085	194,072	195,147

Cost of sales:
Products	60,041	63,011	115,738	115,810
Products - disposal costs	—	200	—	200
Services	16,742	10,130	30,003	21,650
Total cost of sales	76,783	73,341	145,741	137,660

Gross profit	26,315	26,744	48,331	57,487

Selling, general and administrative expense	14,695	14,366	28,345	27,841
Amortization of intangible assets	32	84	63	167
Exit, disposal, certain severance and other charges	2,865	731	3,734	731

Income from operations	8,723	11,563	16,189	28,748

Interest income	634	720	1,212	1,401
Other income, net	3	61	7	30
Equity in (losses) income of investee	(45)	113	51	113
Interest expense	(1,831)	(2,141)	(3,612)	(4,336)

Income from continuing operations before income taxes	7,484	10,316	13,847	25,956

Income tax expense	2,440	3,817	4,890	9,604

Income from continuing operations	5,044	6,499	8,957	16,352

Gain from discontinued operations, net of income taxes	1,387	—	1,387	—

Net income	$6,431	$6,499	$10,344	$16,352

Per common share - basic:
Income from continuing operations	$0.24	$0.27	$0.42	$0.68
Gain from discontinued operations, net of income taxes	0.07	—	0.07	—

Net income	$0.31	$0.27	$0.49	$0.68

Weighted average number of common shares outstanding	20,743	24,212	21,297	24,212

Per common share - diluted:
Income from continuing operations	$0.24	$0.27	$0.41	$0.67
Gain from discontinued operations, net of income taxes	0.07	—	0.07	—

Net income	$0.31	$0.27	$0.48	$0.67

Weighted average number of common and common equivalent shares outstanding	21,027	24,413	21,619	24,458

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003

Income from operations (GAAP basis)	$8.7	$11.6	$16.2	$28.7

Exit, Disposal, Certain Severance and Other Charges:
Non-cash stock option compensation costs (a)	1.9	—	1.9	—
Severance and related costs (b)	0.5	0.1	0.6	0.1
Executive replacement costs (c)	—	—	0.7	—
Facilities consolidation and other costs (d)	0.5	0.8	0.5	0.8

Total Exit, Disposal, Certain Severance and Other Charges	2.9	0.9	3.7	0.9

Adjusted Income from operations (non-GAAP basis)	11.6	12.5	19.9	29.6

Depreciation and amortization	3.1	2.9	6.1	5.7
Other income, net	—	0.2	0.1	0.2

Adjusted EBITDA (non-GAAP basis)	14.7	15.6	26.1	35.5

Exit, disposal, certain severance and other charges	(2.9)	(0.9)	(3.7)	(0.9)
Depreciation and amortization	(3.1)	(2.9)	(6.1)	(5.7)
Interest expense	(1.8)	(2.2)	(3.6)	(4.3)
Interest income	0.6	0.7	1.2	1.4
Income tax expense	(2.5)	(3.8)	(4.9)	(9.6)

Income from continuing operations (GAAP basis)	5.0	6.5	9.0	16.4

Exit, disposal, certain severance and other charges, net of tax	1.8	0.6	2.2	0.6
Adjustments to income tax expense (e)	(0.4)	—	(0.4)	—

Adjusted income from continuing operations (non-GAAP basis)	$6.4	$7.1	$10.8	$17.0

Earnings Per Diluted Share:

Income from continuing operations (GAAP basis)	$0.24	$0.27	$0.41	$0.67

Exit, disposal, certain severance and other charges, net of tax	0.08	0.02	0.11	0.02
Adjustments to income tax expense (e)	(0.02)	—	(0.02)	—

Adjusted income from continuing operations (non-GAAP basis)	$0.30	$0.29	$0.50	$0.69

Diluted Shares Outstanding	21,027,465	24,413,486	21,618,773	24,457,629

Free Cash Flow:
Net cash provided by operating activities - continuing operations (GAAP basis)	$6.8	$14.4	$10.1	$25.1

Purchases of property, plant and equipment	(3.3)	(4.9)	(8.0)	(8.5)

Free cash flow (non - GAAP basis)	$3.5	$9.5	$2.1	$16.6

( a )  Non-cash compensation expense related to modifications to unexercized stock options previously granted to our former CEO.

( b )  Severance and related costs associated with the reorganization and upgrade of certain management functions and other cost reduction initiatives.

( c )  Consists of $0.5 million of certain non-cash stock-based compensation costs related to the hiring of our new Chief Executive Officer and $0.2 million of relocation costs incurred for the hiring of our new Chief Financial Officer.

( d )  Costs from 2004 relate to facility exit and other costs to terminate an independent contractor agreement.  Costs from 2003 relate to the consolidation of our transmission remanufacturing facility in Mahwah, New Jersey into our facility in Oklahoma City, Oklahoma.

( e )  Represents a gain of $0.4 million ($0.02 per diluted share) recorded during the three months ended June 30, 2004 for an adjustment to income tax expense related to the 1999 tax year.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except per share data)

	Actual	Projected (1)
	For the three months ended 9/30/2003	For The Three Months Ended September 30, 2004 Range		For The Twelve Months Ended December 31, 2004 Range
		Low	High	Low	High
Income from operations (GAAP basis)	$7.3	$12.3	$13.7	$44.0	$46.1

Exit, Disposal, Certain Severance and Other Charges:
Non-cash stock option compensation costs (a)	—	1.4	1.4	3.3	3.3
Severance and related costs (b)	0.2	0.2	0.1	0.9	0.8
Executive replacement costs (c)	—	—	—	0.7	0.7
Facilities consolidation and other costs (d)	0.9	—	—	0.5	0.5

Adjusted Income from operations (non-GAAP basis)	$8.4	$13.9	$15.2	$49.4	$51.4

Earnings Per Diluted Share:		Low	High	Low	High
Income from continuing operations (GAAP basis)	$0.16	$0.32	$0.37	$1.16	$1.22
Exit, disposal, certain severance and other charges, net of income taxes	0.03	0.05	0.04	0.16	0.15
Adjustments to income tax expense (e)	—	—	—	(0.02)	(0.02)
Adjusted income from continuing operations (non-GAAP basis)	$0.19	$0.37	$0.41	$1.30	$1.35

(1) Reflects management’s guidance as of 7/28/04.

(a) Non-cash compensation expense related to modifications to unexercised stock options previously granted to (i) our former CEO of $1.9 million recorded during the three months ended June 30, 2004 and (ii) former CFO of $1.4 million to be recorded during the three months ended September 30, 2004.

(b) Severance and related costs associated with the reorganization and upgrade of certain management functions and other cost reduction initiatives.

(c) Consists of $0.5 million of certain non-cash stock-based compensation costs related to the hiring of our new CEO and $0.2 million of relocation costs incurred for the hiring of our new CFO.

(d) Costs from 2004 relate to facility exit and other costs to terminate an independent contractor agreement. Costs from 2003 relate to the consolidation of our transmission remanufacturing facility in Mahwah, New Jersey into our facility in Oklahoma City, Oklahoma.

(e) Represents a gain of $0.4 million ($0.02 per diluted share) recorded during the three months ended June 30, 2004 for an adjustment to income tax expense related to the 1999 tax year.

The preceding estimates are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions. Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate. Actual results may differ materially from those projected or implied in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company’s most recent Annual Report on Form 10-K and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

Explanation of non-GAAP Financial Measures

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude exit, disposal, certain severance and other charges.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense.  Adjusted EBITDA also excludes exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income from Continuing Operations:  Represents income from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income from Continuing Operations Per Diluted Share:  Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by operating activities — continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.